UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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AQUILA, INC.
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This filing consists of the May 2007 edition of Integration Insights, a newsletter prepared by Great Plains Energy Incorporated, which Great Plains has mailed to the employees of Aquila, Inc. and which Aquila has posted to its internal website.

Come fly with us

Getting on board with Great Plains Energy’s Winning Culture

will be one of the most critical aspects of creating a successful company

Did you know that in 1971, only 15 percent of Americans had flown by air? That was the year Southwest Airlines was founded. Today 80 percent of Americans have flown, and Southwest’s commitment to making the flying experience a good one is a major reason that the airline ranked number one in 2006 in terms of the lowest number of customer complaints. Southwest has consistently received excellent customer satisfaction ratings since 1987 when those statistics were first kept.

The cornerstone of Southwest’s innovative business model is its consistent emphasis on “culture.” Since its beginning, the company has extolled the value of people, both customers and employees. The strength of that culture has helped Southwest thrive and remain profitable over the years in an industry where success stories are scarce.

As the Southwest example illustrates, companies with engaged employees outperform companies with disengaged employees every time. Outstanding performance is integral to our goal of achieving Tier 1 results. Management realizes how critical it is to create a “Winning Culture” at Great Plains Energy and Aquila beginning with Day 1.

That’s why the Culture Integration team has been painstakingly working to determine how to best board Aquila employees on the GPE Winning Culture plane. Since 2004, when GPE unveiled its Strategic Intent, the company has striven to create an engaged organization guided by strong values, inspired leaders and shared accountability.

“We have a bold vision that includes new capacity, top tier performance, technological innovation and environmental stewardship,” explained GPE Chairman Mike Chesser. “The critical success factor in achieving this vision is creating and sustaining a Winning Culture.”

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We use the acronym “GPE IDEAL” as an easy-to-understand way to define what a Winning Culture means at GPE. Each letter in the word “IDEAL” represents a desirable quality in a Winning Culture environment:

Inspired leadership . . . individuals at all levels guide with a passionate style that encourages others to succeed.

Disciplined performance management . . . employees give their best effort, understand what needs to be done to accomplish a goal and regularly deliver “Tier 1” performance.

Engaged employees . . . everyone at GPE takes pride in their work, knows their contributions are vital to the company and strives for a healthy work-life balance.

Accountability . . . each employee adopts high standards for safety and performance, accepts responsibility for results and lives our core values of integrity and excellence.

Loyalty . . . employees and Great Plains Energy commit to an environment of mutual trust and respect that encourages employee growth and strengthens relationships with customers, communities and shareholders.

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Right now, the Culture Integration team is learning how Aquila’s and KCP&L’s businesses are similar and different, how they are managed, how decisions are made, how employees are involved and how the organizations develop their capabilities. Through personal interviews with KCP&L and Aquila employees, surveys, focus groups, questionnaires and other avenues, the team will be collecting employee perceptions of work life as it exists today at KCP&L and Aquila. This will help us identify potential issues or concerns employees see in integrating the two organizations and also give us an idea of where our strengths are, so we can build on those areas going forward.

We’ll use GPE’s Winning Culture as our guide, recognizing that there likely are gaps between the current actual GPE culture and this desired state. As we learn more about the perceived cultures of GPE and Aquila, the team also will continue to define Winning Culture and will collaborate with the Winning Culture, Diversity & Inclusion team to help move the organization closer to that ideal.

Culture Integration team members and select HR representatives from both GPE and Aquila already have completed a brief questionnaire on their perceptions of how things operate in their respective organizations. We’ve identified a few significant cultural differences that will be studied in the data gathering effort described above.

Both GPE and Aquila have conducted all-employee opinion surveys. We will supplement these with a series of focus groups at Aquila and GPE where employees can become involved in the process, express their views and provide us with quantitative data through a brief session questionnaire. They’re expected to begin in May.

As another aspect of their work, the Culture team is assembling a Capability and Interest Inventory that will later be used by the integration teams and company leadership from GPE and Black Hills as they work through the structure and staffing process. Information will be collected from Aquila non-bargaining unit employees and managers on professional experience, key skills and career interests. There will also be interviews with all managers about their direct reports and discussions with other managers to ensure a well-rounded view of each employee. It’s expected this process will start in June and take several months.

That’s our flight plan for the next several months. It’s an exciting and energizing process that will involve input from both GPE and Aquila employees, so that, together, we can continue to build on our strengths and further our Winning Culture in the months ahead.

Marvin Rollison, team lead, Plant Operations Integration

Identifying Day 1 and Day S (Steady State) requirements will be first steps in developing and defining operational infrastructure of the new company

Our team has an interesting assignment, in that we’re charged with unifying both plant operations and people. Having extensive experience working with power plants and having helped create and guide Great Plains Energy’s/KCP&L’s Winning Culture initiative, I’m confident we can achieve this goal.

Right now, our team is working concurrently on two projects: benchmarking best practices from affinity utilities that will ultimately help us attain Tier 1 operations at all of our plants; and assessing plant conditions and practices to determine what we do well and what needs improvement. Our benchmarking team will be going out to companies that are similar to ours in size, operations, etc., and determining what practices they use that are considered Tier 1. Our goal is to take those practices, refine them (where it makes sense for our company) and use them to eventually standardize processes throughout our facilities.

To assess plant conditions and practices, we’ve developed two key tools that will help guide us toward Day 1 and Day S (Steady State - about a year from Day 1) operations. The Plant Condition Assessment Tool is an overall, high-level look at critical plant equipment condition. Team members will visit all of the KCP&L generating facilities (except Wolf Creek); and Aquila facilities including Sibley 1, 2 and 3 (cyclone-fired units); Lake Road in St. Joseph, Mo.; Greenwood combustion turbines; and the South Harper plant. They’ll talk with key subject matter experts to get a handle on various plant components, and then each of those components will receive a grade. Based on the grade, we’ll decide what action to take. This process will require us to touch base with many other departments, such as engineering, who have the expertise necessary to make an effective evaluation.

The Plant Practices Assessment Tool will give us a good idea as to where we stand with processes and systems. We’ll use the same approach as the condition assessment team members visit each facility and talk with subject matter experts. We’ll have questions for the plant manager, chemist, maintenance supervisor, safety reps, employees and others, with the goal of identifying how they handle all types of situations, from leaking valves to their budget-control process. There are hundreds and hundreds of processes/practices we’ll need to explore, so this will be a challenging assignment that will require tremendous cooperation on everyone’s part.

We’re going to start by assessing the KCP&L plants. Our plan is to complete the benchmarking effort and assessments of both KCP&L and Aquila plants by mid- to late-July.

In August, we’ll begin working on the new design for all of our facilities that will incorporate best practices in terms of equipment, processes and procedures. As part of this initiative, our team also will analyze capital and O&M expenditures. And of course, we’ll be looking at ways to integrate KCP&L’s Winning Culture philosophy into the new structure of our organization. Having engaged, committed employees is absolutely the most critical aspect of our quest to achieve Tier 1 performance.

The Plant Operations Integration team has a large scope of work to accomplish. We’re confident we have the right people in place and a realistic schedule to get to where we need to be to reach the critical milestones for success on Day 1, Day S and Day T (Tier 1 performance).

Marvin Rollison began his career with KCP&L in 1988 as an Engineer, after 11 years with Burns & McDonnell. He received successive promotions to Engineering Supervisor and Plant Maintenance Superintendent and handled projects at various company facilities. In January 2004, Marvin took on a new role as leader of a cross-organizational team in developing a road map to building a Winning Culture at Great Plains Energy and was subsequently promoted to Vice President of Corporate Culture and Community Strategy.

Marvin earned a B.S. in Mechanical Engineering from the University of Missouri – Kansas City and an executive M.B.A. from Rockhurst University. He is a graduate of the Urban League’s Multicultural Leadership Development Institute.

Transition Team Update (April Accomplishments/May Goals)

Deal Closure Team

The deal closure and accounting teams are developing pro-forma financial statements for the joint proxy. These are largely complete and being inserted into the joint proxy filing. We have also been reviewing documents for the Hart Scott Rodino (HSR) antitrust filing along with market power and other studies in preparation for the FERC merger filing.

THIS MONTH: The team is focused on completing the joint proxy statement/prospectus for the merger and filing that document with the SEC, which will review the filing, provide comments, so GPE/Aquila can make adjustments before mailing to shareholders. The team is also working diligently on the HSR antitrust and FERC merger filings, which are expected to be submitted in mid-May.

Plant Operations Integration Team (POiT)

The POiT team met to discuss Day 1 and Day S challenges, developed a first draft of integration priorities and assigned POiT team members to coordinate with the other teams. We revised the Plant Condition and Practices Assessment Tools. KCP&L’s Hawthorn Station will be the first to be assessed. We worked with Aquila plants and central groups on capturing critical Day 1 mandated- or regulated-reports, participated in an enterprise-wide Supply Chain meeting and met with Aquila representatives to discuss environmental issues.

THIS MONTH: We will tour Aquila’s Missouri generating facilities, begin to study the Six Sigma program and work on cost and performance tools for Tier 1 rankings. We will also develop data requests to support the Plant Assessment Tool, finalize Plant Assessment analysis strategy and address critical Day 1 reporting strategy for the integrated fleet.

Energy Resource Management

KCP&L Fuels and Engineering representatives met with Aquila’s Lake Road Plant Manager and engineers to discuss the planned conversion of the current rotary dumper to a bottom-dump facility this spring. Aquila is exploring other options with the dumper vendor, which may delay the project until fall 2007. We also met with the IT team to review software applications for use in the combined organization, and we are working to identify sub-groups and sub-group owners for Day 1 activities in the Energy Resource Management area. Power Marketing sub-team members identified major tasks and resources and created sub-groups for Power Sales and Services integration tasks. We also met with IT to review software and guardware applications that must be in place for both Day 1 and Day S (Steady State) one year out.

THIS MONTH: We will explore the activities associated with making a preliminary list of software applications available for Day 1 operations and will work to identify the appropriate Aquila employees to participate in the sub-groups and the actions necessary for Day 1 operations. We will obtain from Open Access Technology International specific lead times for configuring KCP&L’s Webtrader to handle Aquila’s existing business. Power Sales & Services will meet with KCP&L and Aquila Risk Management to determine whether Risk Works will be applicable at KCP&L. We will also create work plans for transitioning Aquila’s Energy Management System from Aquila to KCP&L, our biggest task and highest priority for operation on Day 1.

Delivery Team

The Transmission Line Inventory team inspected 1,080 miles (58 percent) of transmission lines throughout the Aquila territory, and the Substation Inventory and Practices team began visiting 167 substations located from near Neosho to the Iowa border, to verify the condition of all assets and make a detailed assessment of capital expenditures and O&M spend necessary in the future. The Regional Organization Consolidation team is overseeing the Standards of Conduct to assure that no improper communications occur between groups having discussions about common issues in Transmission and Generation. The Transmission and Distribution teams are working together to ensure that consolidations of facilities and relocation of functions include the Transmission/Substation groups. The Customer Service team drafted its first SIPOC diagram (a tool used by to identify all relevant elements of a process improvement project before work begins) and completed its summary of initial best practices. The Distribution sub-team reviewed existing processes and began identifying cross-scope issues. Both companies use STORMS work management system and the same electric load-study software, which will facilitate combining the work groups on a larger scale. The teams have visited their counterpart's work locations, and each service center in the metro area has been visited as we look for synergies.

THIS MONTH: We will continue to visit all substations, facilities and inspect transmission lines throughout the companies. Customer Service will continue to develop common understanding of how each company works and identify integration opportunities. Distribution will begin labor specification review and continue a review of many procedures. We will meet with the Regulatory, Facilities and the Supply Chain teams to identify cross-boundary issues and prevent duplication of effort.

Energy Solutions Team

The Energy Solutions team launched integration sub-teams focused on customer programs, residential and commercial sales and key account management and E-Services. We also worked to understand and contrast the E-Services capabilities of both KCP&L and Aquila, developed classification system for the Energy Solutions Share Point site, began to focus on developing a plan for Day 1 and Day S operations and initiated a series of group and individual meetings with Aquila.

THIS MONTH: The team will meet to discuss issues that have been resolved and new challenges that have been encountered. We will begin to frame and test our Day 1 and Day S vision and will assess any potential barriers or limitations that may inhibit progress in terms of stakeholders, people, process, applications/technology, facilities/assets. We will also begin to revise costs to achieve our Day 1, Day S and Tier 1 visions and will participate in the launch of the SalesLogix CRM system as a tool for KCP&L’s large customer interactions.

IT Team

To support the IT transition integration alignment and coordination with all other business integration teams, an IT liaison has been assigned to each transition team. The IT PMO has developed the management and reporting structure and each IT project team has been launched. Understanding our legal requirements and options under IT contracts and licenses will be critical, so a key IT team, IT Contracts and Licenses, with members from KCP&L, Black Hills and Aquila representing Purchasing, Legal and IT, has been created. We’ve also started to define the IT transition services that will be needed after closing to ensure transparent operations after Day 1. The Information Security team was launched and an overall IT integration master time line and high level integration budget have been developed to help guide IT integration projects. The KCP&L PeopleSoft HR and Financial upgrade project teams will prepare KCP&L systems for the data integration activities with Aquila. The IT team continues to expand the Sharepoint Web integration sites to support the overall transition teams.

THIS MONTH: We will continue to work with Black Hills on an IT transition services agreement and will launch the Data Center, Phone Systems, Network, E-mail and IT Standards teams. On the business applications side, the IT liaisons will help host an IT/Business Alignment Workshop to set the migration timeline and procedures. We will launch the SalesLogic, PeopleSoft HR and Financial integration teams and will begin reviewing IT internal procedures, policies and project management to define best practices for the future IT organization.

Finance & Accounting Team

Terry Bassham and his team met with Aquila Finance and Accounting employees to provide some background on the GPE team and engage in a Q&A session. The Accounting sub-team is working to establish key contacts in Aquila's accounting functional areas and to develop a common understanding of our businesses. The Finance & Risk Management sub-team met with Aquila to learn business practices and processes. The Planning & Budgeting sub-team met with Bridge Strategy to outline the team’s responsibilities regarding design and development of Day 1 integrated corporate budgets. We are communicating incremental cost projections with those responsible for departmental budgets.

THIS MONTH: The Corporate Controls sub-team will begin to review all primary issues and integration constraints and develop team structure, roles and responsibilities. The Finance & Risk Management Integration sub-team will begin to develop project and issues lists. Planning & Budgeting will roll out the plan for development of integrated budgets. The Accounting sub-team will meet with Aquila and Black Hills to gain a better understanding of processes and procedures at Aquila. The Finance/Accounting teams will work to define potential services under a transition services agreement with Black Hills and will focus on refining the vision of Tier 1 performance for all Finance/Accounting areas to begin the design of Day 1 and Day S requirements. All sub-teams will work with their IT liaison in preparation for the May IT workshop.

Support Services Team

The Compensation & Benefits sub-team coordinated with Black Hills and Aquila on actuarial data and detailed project plans. The Facilities sub-team mapped major facilities for both companies in MapPoint, discussed activities taking place in the major facilities and initiated discussions regarding contract consolidations (i.e., janitorial, mowing, HVAC, snow removal, mail, print, etc.) We also met with the Facilities and Supply Chain function at Aquila to assess capital improvement needs at all facilities of both companies. The Supply Chain sub-team met with the Contract Management and Standards sub-teams to align our approach. We collated existing spend summaries to draft materials, explored warehouse data requests with the Materials sub-team.

THIS MONTH: We will revise the Facilities Charter to include Managed Travel, the Company Store and will review the capital projects of both companies for the last three years. We will analyze workloads, job descriptions and gaps, evaluate Best Practices and efficiencies and begin to assign saving values. We will also develop a line-item budget for Facilities for comparison to KCP&L. The HR sub-team will visit the Aquila HR department on May 14th. The Supply Chain sub-team will build a spend tree, meet with the work-planning team, schedule additional extended team kick-off meetings and continue the spend analysis. We will also meet with the IT team to provide an overview for their planning.

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Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy successfully integrating the acquired Aquila, Inc., businesses into its other operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Great Plains Energy’s expectations; the actual resulting credit ratings of Great Plains Energy or Aquila, Inc., or their respective subsidiaries; the effects on the businesses of Great Plains Energy or Aquila, Inc., resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on Great Plains Energy or Aquila, Inc.; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy are set forth in its most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission (“SEC”), which are available at www.greatplainsenergy.com. Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the acquisition of Aquila, Inc., by Great Plains Energy, Great Plains Energy intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila, Inc. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA, INC., ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA, INC., AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila, Inc., by contacting Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, Inc., and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007, and the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, Inc., and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.